Exhibit 99.1


                                              CNL

                                              Hospitality Properties, Inc.

                                              CNL Center at City Commons
                                              450 South Orange Avenue
                                              Orlando, Florida 32801-3336
                                              tel (407) 650-1000 (800) 522-3863
                                              www.cnlonline.com

NEWS RELEASE

FOR INFORMATION CONTACT:

Lauren Harris
Vice President of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205                                FOR IMMEDIATE RELEASE
lharris@cnlonline.com                         February 12, 2004


       CNL HOSPITALITY PROPERTIES TO ACQUIRE KSL RECREATION CORPORATION'S
                           SIX HIGH-END LUXURY HOTELS

        ACQUISITION MARKS SIGNIFICANT EXPANSION FOR CNL HOSPITALITY INTO
                         WORLD-CLASS DESTINATION RESORTS

               `WONDERFUL OPPORTUNITY' TO BROADEN CNL'S PORTFOLIO

ORLANDO, FL - CNL Hospitality Properties, Inc., an Orlando-based real estate investment trust, today announced that it has signed a contract to acquire KSL Recreation Corporation, one of the nation's leading owners and operators of upscale destination resorts. These premier properties include some of the world's most famous luxury hotels, golf resorts and spas in Hawaii, California, Arizona, and Florida, including the Grand Wailea Resort Hotel & Spa, the La Quinta Resort & Club, the Arizona Biltmore Resort & Spa and the Doral Golf Resort & Spa. CNL Hospitality Properties, Inc. will acquire 100 percent of the outstanding stock of KSL for $1.366 billion. In addition, the company will assume long-term debt in the amount of $794 million.

"We are very excited to add such distinguished hotels to our portfolio of hospitality properties," said Thomas J. Hutchison III, Chief Executive Officer of CNL Hospitality Properties, Inc. "The acquisition of these premium properties
- which are well managed and beautifully maintained -fits perfectly with our strategy of building a highly diversified, world-class portfolio of hotels and resorts. It's a wonderful opportunity for us. We see signs that the travel sector is strengthening, and we think this is the right time to invest in such outstanding properties as a further step in our strategy to build long-term value for our investors."

Hutchison added, "These properties are renowned for their high levels of service in meeting their discriminating guests' needs. The associates of KSL have been an essential ingredient in establishing this preeminent reputation, and we look forward to a seamless transition with them."

Michael S. Shannon, President and CEO of KSL, said, "Our hotels are wonderful destinations for discerning travelers and have performed well within our portfolio. We have long admired CNL

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CNL TO ACQUIRE SIX HOTELS, PAGE 2


and its experienced management team, and we have every confidence that in CNL's hands, these properties will continue to perform well and maintain their wonderful sense of history and reputation for excellent service."

KSL is a La Quinta, California-based owner and operator of luxurious destination resorts with a reputation of offering some of the most memorable lifestyle and recreation experiences in the world. The acquired resorts include:

o GRAND WAILEA RESORT & SPA on Maui - Encompassing 40 oceanfront acres at the base of Maui's breathtaking Mount Haleakala, the Grand Wailea offers 780 luxury hotel rooms, six restaurants, impressive meeting space, and a 50,000 square foot European-style spa and fitness center that is consistently ranked one of the best spas in the U.S. by Travel & Leisure, Conde Nast Traveler and Mobil Travel Guide.

o LA QUINTA RESORT & CLUB AND PGA WEST in La Quinta, California - Renowned for its charm and serenity, this landmark Southern California resort offers the only U.S. destination golf resort with nine acclaimed courses, designed by some of golf's most prestigious names: Nicklaus, Palmer, Weiskopf, Dye and Norman. Set against the backdrop of the Santa Rosa Mountains, this fully integrated golf and spa resort stretches across 2,181 acres near Palm Springs, California.

o DORAL GOLF RESORT & SPA in Miami, Florida - This legendary destination golf and spa resort offers 692 newly renovated guest rooms and suites and a 50,000 square foot world-class European-style spa as well as 92,000 square feet of conference space, a fitness center, eight retail and five food and beverage outlets, seven swimming pools and 11 tennis courts. Famous for its Blue Monster golf course, the Doral hosts the popular Ford Championship tour each spring.

o THE ARIZONA BILTMORE RESORT & SPA in Phoenix, Arizona - Known throughout the world as the "Jewel of the Desert," the Arizona Biltmore provides a restful oasis on 39 acres covered with lush gardens, glistening swimming pools and Frank Lloyd Wright-influenced architecture. Due to its exceptional accommodations, luxurious spa services, and outdoor diversions, the resort has a 70-year history of accommodating renowned businesspeople, celebrities and leaders, including every U.S. president since Herbert Hoover.

o THE CLAREMONT RESORT & SPA in Berkeley, California - Situated amid 22 beautifully landscaped garden acres overlooking San Francisco Bay, the Claremont's elegantly appointed guest rooms and common areas offer panoramic views of the bridges and skylines of San Francisco. Adding to its pre-eminent location are the Spa Claremont, which Vogue magazine ranked as one of the best urban spas in the U.S., and a stylish pool and tennis club with extensive workout and training facilities.

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CNL TO ACQUIRE SIX HOTELS, PAGE 3


o LAKE LANIER ISLANDS RESORT near Atlanta, Georgia - Set on the picturesque shores of Lake Sidney Lanier is Lake Lanier Islands, Georgia's most visited lakeside resort destination. The year-round 1,100-acre resort boasts a variety of amenities and attractions including the 216-room Emerald Pointe Resort, 21,000 square feet of conference facilities, 30 New England-style lakeside cottages, a water park, and 18 holes of championship golf.

     In December 2003, CNL Hospitality Properties, Inc. acquired the legendary Hotel del Coronado in California through a joint venture partnership with KSL. The classic 688-room resort, built in 1888, is situated along 31 beachfront acres on the island of Coronado in San Diego. Affiliates of KSL will continue to own a minority stake in the Hotel del Coronado and manage the property, in addition to owning and managing the famed La Costa Resort & Spa in Carlsbad, California.

     CNL Hospitality Properties, Inc. was advised by UBS Investment Bank and Greenberg Traurig, LLP. KSL Recreation Corporation was advised by Goldman, Sachs & Co., Simpson Thacher & Bartlett LLP and Allen Matkins Leck Gamble and Mallory LLP. In addition, an affiliate of Deutsche Bank AG has committed to provide financing to CNL Hospitality Properties, Inc. for a portion of the transaction.

     The transaction is expected to close in mid-April 2004. The acquisition is subject to customary closing conditions, and there are no assurances that all of the closing conditions will be satisfied or that these facilities will be acquired by CNL Hospitality Properties, Inc.

     CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc. and specializes in the investment of quality hotels and resorts. CNL Hospitality Properties, Inc. owns interests in a portfolio of 130 hotels with more than 29,000 rooms featuring 19 nationally recognized hotel brands in 37 states and Canada. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $9.5 billion is assets, representing more than 4,000 properties in 49 states and Canada. For additional information, please visit www.cnlonline.com/hospitality.

     For additional information on KSL Recreation Corporation, please visit www.kslresorts.com.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of CNL to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. CNL disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although CNL believes their current expectations are based upon reasonable assumptions, they can give no assurance that expectations will be attained or that actual results will not differ materially.